UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2016

VERICEL CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

64 Sidney St. Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 418-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2016, Vericel Corporation (the “Company”), a Michigan corporation, entered into a First Loan Modification Agreement (the “Loan Modification Agreement”) between the Company, as borrower, and Silicon Valley Bank, in its capacity as Administrative Agent (“Agent”), and Silicon Valley Bank, MidCap Financial Trust, MidCap Funding III Trust and other lenders listed therein as lenders (“Lenders”). The Loan Modification Agreement modifies certain sections of the Loan and Security Agreement dated as of September 9, 2016, by and between the Company, Agent and Lenders.

The Loan Modification Agreement modifies certain financial covenants and also modifies the terms of the final payment of the Term Loan Advances (as defined in the Loan Modification Agreement) to an amount equal to the aggregate original principal amount of the Term Loan Advances, multiplied by five percent (5%).

The foregoing description of the Loan Modification Agreement is qualified in its entirety by reference to the full text of the Loan Modification Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of Form 8-K above regarding the Loan Modification Agreement is incorporated by reference in response to this Item 2.03 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Loan Modification Agreement, dated as of December 30, 2016, by and between the Company, Agent and Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2016	VERICEL CORPORATION

	By:	/s/ Gerard Michel

Name: Gerard Michel

Title: Chief Financial Officer and Vice President, Corporate Development

Index to Exhibits

Exhibit No.	Description
10.1	First Loan Modification Agreement, dated as of December 30, 2016, by and between the Company, Agent and Lenders.